SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                               ------------------







                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  April 14, 1999





                           BERGEN BRUNSWIG CORPORATION
               (Exact Name of Registrant as Specified in Charter)



New Jersey                          1-5110                      22-1444512
(State Or Other                   (Commission                  (IRS Employer
Jurisdiction Of                   File Number)               Identification No.)
Incorporation)




      4000 Metropolitan Drive, Orange, California                    92868
--------------------------------------------------------------------------------
      (Address of Principal Executive Offices)                    (Zip Code)







Registrant's telephone number, including area code   (714) 385-4000





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Item 5.  Other Events.



         Bergen Brunswig Corporation ("Bergen") and PharMerica, Inc. ("PharMerica") have been named as defendants in a lawsuit commenced on April 14, 1999 by PMR Corp. in the Superior Court of California, San Diego County. The complaint seeks, among other things, an injunction enjoining Bergen from closing its proposed acquisition of PharMerica and general, special and punitive damages relating to alleged breaches of an agreement between PMR and a Bergen subsidiary. Bergen believes that PMR's claims are without merit and intends to vigorously contest the allegations in PMR's complaint.

         Statements in this Current Report on Form 8-K regarding future events constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Current Report on Form 8-K are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such forward-looking statements. For example, because of the uncertainty of all litigation, there can be no assurance that Bergen and PharMerica will be successful in defending against PMR's lawsuit. Certain additional risks associated with Bergen are set forth in reports that Bergen has filed with the Securities and Exchange Commission, including Bergen's Annual Report on Form 10-K for the year ended September 30, 1998.

                                    SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          BERGEN BRUNSWIG CORPORATION




                                          By:  /s/ Milan A. Sawdei
                                               _________________________________
                                               Milan A. Sawdei
                                               Executive Vice President
                                               Chief Legal Officer and Secretary

Date:  April 19, 1999